PUTNAM LOGO


     We are forwarding to you a copy of the Prospectus/Proxy
Statement relating to the proposed reorganization between Putnam
New York Tax Exempt Money Market Fund and Putnam Tax Exempt Money
Market Fund, described therein.


Sincerely,


Putnam Mutual Funds Corp.